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                                                                    EXHIBIT 28H

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.


                         FIRST CHICAGO MASTER TRUST II
                                 Series 1996-Q
                               November 9, 1999

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-Q Supplement dated as of September 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the November 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

   1.  The total amount of the distribution to
       Class A Certificateholders on the Payment
       Date per $1,000 interest.                                        $4.767

   2.  The amount of the distribution set forth in
       paragraph 1 above in respect of principal on
       the Class A Certificates, per $1,000 interest                    $0.000

   3.  The amount of the distribution set forth in
       paragraph 1 above in respect of interest on
       the Class A Certificates, per $1,000 interest                    $4.767


B. Information Regarding the Performance of the Trust

   1.  Collections of Receivables
   ------------------------------

   a.  The aggregate amount of Collections of
       Receivables processed for the Due Period with
       respect to the current Distribution Date which
       were allocated in respect of the Investor
       Certificates of all Series                              $695,734,442.82

   b.  The aggregate amount of Collections of
       Receivables processed for the Due Period with
       respect to the current Distribution Date which
       were allocated in respect of the Series 1996-Q
       Certificates                                             $19,672,397.52

   c.  The aggregate amount of Collections of
       Receivables processed for the Due Period with
       respect to the current Distribution Date which
       were allocated in respect of the Class A
       Certificates                                             $17,213,347.82

   d.  The amount of Collections of Receivables
       processed for the Due Period with respect
       to the current Distribution Date which were
       allocated in respect of the Class A
       Certificates, per $1,000 interest                               $19.126

   e.  The amount of Excess Spread for the Due Period
       with respect to the current Distribution Date             $9,328,959.08

   f.  The amount of Reallocated Principal Collections
       for the Due Period with respect to the current
       Distribution Date allocated in respect of the
       Class A Certificates                                              $0.00

   g.  The amount of Excess Finance Charge Collections
       allocated in respect of the Series 1996-Q
       Certificates, if any                                              $0.00
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                                                                Series  1996-Q

   h.  The amount of Excess Principal Collections
       allocated in respect of the Series 1996-Q
       Certificates, if any                                              $0.00


   2.  Receivables in Trust
   ------------------------

   a.  Aggregate Principal Receivables for the Due
       Period with respect to the current Distribution
       Date (which reflects the Principal Receivables
       represented by the Exchangeable Seller's
       Certificate and by the Investor Certificates
       of all Series)                                       $16,105,583,646.73


   b.  The amount of Principal Receivables in the Trust
       represented by the Series 1996-Q Certificates
       (the "Invested Amount") for the Due Period with
       respect to the current Distribution Date              $1,028,571,429.00


   c.  The amount of Principal Receivables in the Trust
       represented by the Class A Certificates (the
       "Class A Invested Amount") for the Due Period with
       respect to the current Distribution Date                $900,000,000.00


   d.  The Invested Percentage with respect to Finance
       Charge Receivables (including Interchange) and
       Defaulted Receivables for the Series 1996-Q
       Certificates for the Due Period with respect to
       the current Distribution Date                                     6.386%


   e.  The Invested Percentage with respect to Principal
       Receivables for the Series 1996-Q Certificates for
       the Due Period with respect to the current
       Distribution Date                                                 6.386%


   f.  The Class A Floating Percentage for the Due Period
       with respect to the current Distribution Date                    87.500%


   g.  The Class A Principal Percentage for the Due Period
       with respect to the current Distribution Date                    87.500%


   h.  The Collateral Floating Percentage for the Due Period
       with respect to the current Distribution Date                    12.500%


   i.  The Collateral Principal Percentage for the Due Period
       with respect to the current Distribution Date                    12.500%


   3.  Delinquent Balances
   -----------------------

       The aggregate amount of outstanding balances in
       the Accounts which were 30 or more days
       delinquent as of the end of the Due Period for
       the current Distribution Date                           $933,915,652.05


   4.  Investor Default Amount
   ---------------------------

   a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1996-Q Certificates (the
       "Investor Default Amount")


       1.  Investor Default Amount                               $6,672,638.84
       2.  Recoveries                                            $  326,213.43
       3.  Net Default Receivables                               $6,346,425.41

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                                                            Series  1996-Q

   b.  The Class A Investor Default Amount

       1.  Investor Default Amount                               $5,838,558.98
       2.  Recoveries                                            $  285,436.75
       3.  Net Default Receivables                               $5,553,122.23

   c.  The Collateral Investor Default Amount

       1.  Investor Default Amount                                 $834,079.86
       2.  Recoveries                                              $ 40,776.68
       3.  Net Default Receivables                                 $793,303.18


   5.  Investor Charge-offs.
   -------------------------

   a.  The amount of the Class A Investor Charge-Offs
       per $1,000 interest after reimbursement of any
       such Class A Investor Charge-Offs for the Due
       Period with respect to the current Distribution Date              $0.00


   b.  The amount attributable to Class A Investor Charge-Offs, if any, by which the principal balance of the Class A
       Certificates exceeds the Class A Invested Amount as of
       the end of the day on the Record Date with respect to
       the current Distribution Date                                     $0.00


   c.  The amount of the Collateral Charge-Offs,if any,
       for the Due Period with respect to the current
       Distribution Date                                                 $0.00


   6.  Monthly Servicing Fee
   -------------------------

   a.  The amount of the Monthly Servicing Fee payable from
       available funds by the Trust to the Servicer with
       respect to the current Distribution Date                    $214,285.71


   b.  The amount of the Interchange Monthly Servicing Fee
       payable to the Servicer with respect to the current
       Distribution Date                                         $1,071,428.57


   7.  Available Cash Collateral Amount
   ------------------------------------

   a   The amount, if any, withdrawn from the Cash
       Collateral Account for the current Distribution
       Date (the "Withdrawal Amount")                                    $0.00


   b.  The amount available to be withdrawn from the
       Cash Collateral Account as of the end of the
       day on the current Distribution Date, after
       giving effect to all withdrawals, deposits and
       payments to be made on such Distribution Date
       (the "Available Cash Collateral Amount" for
       the next Distribution Date)                              $10,285,714.00


   c.  The amount as computed in 7.b as a percentage
       of the Class A Invested Amount after giving
       effect to all reductions thereof  on the current
       Distribution Date                                                 1.143%


   8.  Collateral Invested Amount
   ------------------------------

   a.  The Collateral Invested Amount for the
       current  Distribution Date                              $128,571,429.00


   b.  The Collateral Invested Amount after giving
       effect to all withdrawals, deposits, and
       payments on the current Distribution Date               $128,571,429.00
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   9.  Total Enhancement                                          Series 1996-Q
   ---------------------

   a.  The total Enhancement for the
       current Distribution Date                               $138,857,143.00


   b.  The total Enhancement after giving effect
       to all withdrawals, depostis and payments
       on the current Distribution Date                        $138,857,143.00


C. The Pool Factor
------------------

       The Pool Factor (which represents the ratio of
       the Class A Invested Amount on the last day of
       the month ending on the Record Date adjusted for
       Class A Investor Charge-Offs set forth in B.5.a
       above and for the distributions of principal set
       forth in A.2 above to the Class A Initial
       Invested Amount). The amount of a Class A
       Certificateholder's pro rata share of the Class
       A Invested Amount can be determined by multiplying
       the original denomination of the holder's Class A
       Certificate by the Pool Factor                             100.00000000%


D. Deficit Controlled Amortization Amount
-----------------------------------------

   1.  The Deficit Controlled Amortization Amount
       for the preceding Due Period                                      $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                                        First USA Bank, N.A.
                                        Servicer



                                        By: /s/  TRACIE KLEIN
                                            -------------------------
                                                 TRACIE KLEIN
                                        Title:   FIRST VICE PRESIDENT